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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Form S-3 filing of WorldCorp, Inc. of our report dated January 26, 1996, appearing in the Annual Report on Form 10-K of Colonial Data Technologies Corp. for the year ended December 31, 1995 incorporated by reference in WorldCorp, Inc.'s Form 8-K dated December 13, 1996 which is incorporated by reference in this Form S-3 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Hartford, Connecticut
January 8, 1997